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                                                                    Exhibit 21.1

SUBSIDIARIES OF ARDENT

Ardent Software Pty. Ltd.
AUSTRALIA

Unidata Asia Pacific Pty. Ltd.
AUSTRALIA

Ardent Software Ltd.
UNITED KINGDOM

VMARK Software, Ltd.
UNITED KINGDOM

Unidata UK Ltd.
UNITED KINGDOM

VMARK Software UK Ltd.
UNITED KINGDOM

Ardent Software France SA
FRANCE

O2 Technology Ltd.
UNITED KINGDOM

O2 Technology, Inc.
UNITED STATES

Unidata France SA
FRANCE

VMARK Software GmbH
GERMANY

Ardent Software GmbH.
GERMANY

Ardent Japan K.K.
JAPAN

Ardent Software Africa Pty. Ltd.
SOUTH AFRICA

Ardent Software Canada Company
CANADA

Unidata Canada, Ltd.
CANADA

VMARK Holding Corp.

VMARK Canada, Inc.
CANADA

Easel Security Corp.
MASSACHUSETTS, UNITED STATES

VMARK Software FSC, Inc.
US Virgin Islands